UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 13, 2017

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 475 230-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2017, Alexion Pharmaceuticals, Inc. (Alexion or the Company) announced that Paul J. Clancy will join the Company on July 10, 2017 and will assume the role of Chief Financial Officer and principal financial officer effective July 31, 2017, replacing David Anderson, who will resign from the Company at the end of August 2017 as previously disclosed.

Mr. Clancy, 55, most recently served as the Executive Vice President, Finance and Chief Financial Officer and a member of the Executive Committee of Biogen. Mr. Clancy joined Biogen in 2001 and was named Chief Financial Officer in 2007, having served in several other senior executive positions with the company, including Senior Vice President of Finance, Vice President of Business Planning, Vice President of Portfolio Management, and Vice President of U.S. Marketing. Prior to joining Biogen, Mr. Clancy spent 13 years at PepsiCo, serving in a range of finance, strategy and general management positions. Mr. Clancy serves on the Board of Directors of Agios Pharmaceuticals, Inc., a biopharmaceutical company, and on the Board of Directors of Incyte Corporation, also a biopharmaceutical company. Mr. Clancy received his B.S. in Finance from Babson College and M.B.A. from Columbia University.
In connection with Mr. Clancy’s appointment, Alexion and Mr. Clancy will enter into an employment agreement (the Employment Agreement) that has a three-year term subject to automatic one-year extensions, unless Alexion or Mr. Clancy provides notice prior to the end of the term, as extended. Pursuant to the Employment Agreement, Mr. Clancy will receive a base salary of at least $900,000 per year and will be eligible to receive an annual performance bonus targeted at 70% of his base salary, with the amount of the bonus to be determined by Alexion’s Board of Directors (the Board) or its Leadership and Compensation Committee pursuant to Alexion’s management incentive bonus program as in effect from time to time. Mr. Clancy will also receive a one-time advance of $500,000, subject to repayment if the Employment Agreement terminates prior to July 10, 2017.

In connection with his appointment, Mr. Clancy will receive stock options valued at approximately $1,200,000, restricted stock units valued at approximately $5,800,000 and performance share units valued at target at approximately $3,000,000. The stock options vest 25% on the first anniversary of the grant date and one sixteenth every three months thereafter, subject to continuous service. The restricted stock units vest 25% on each of the first, second, third and fourth anniversary of the grant date. Approximately 80% of Performance Share Units may be earned following a one year performance period, and if earned, one-third will vest upon certification of performance and one third on each of the next two anniversaries. Approximately 20% of the Performance Share Units may be earned, and will vest if earned, following completion of a three year performance period. In addition, Mr. Clancy will be eligible to receive stock-based awards under Alexion’s equity incentive plan or program maintained by Alexion as in effect from time to time in the discretion of the Board or the Leadership and Compensation Committee. Mr. Clancy is also subject to certain customary non-solicitation and non-competition provisions.

Under the terms of the Employment Agreement, in the event that Mr. Clancy’s employment with Alexion terminates, other than within 18 months after a change in control of Alexion, (i) for reasons other than cause, death, or physical or mental disability, (ii) following a constructive termination, or (iii) in the event of a “non-renewal”, Alexion will be obligated to pay Mr. Clancy cash equal to 1.5 times the sum of (a) his then current base salary and (b) the amount equal to Mr. Clancy’s target bonus for the year in which the termination of employment occurs (the sum of (a) and (b), the Severance Base).

In the event Mr. Clancy is terminated for any of the reasons described in (i) – (iii) above within 18 months following a change in control of Alexion, Alexion will be obligated to pay Mr. Clancy cash equal to two times the

Severance Base. Alexion will also be obligated to pay Mr. Clancy a pro-rata annual bonus for the year in which termination of employment occurs, calculated by multiplying his target annual bonus by a fraction, the numerator of which is the number of days Mr. Clancy was employed during such year and the denominator of which is 365.

In addition, upon his termination for any reason described above, all of Mr. Clancy’s initial time-vesting equity awards and other time-vesting awards that are at least then 50% vested will vest and become immediately exercisable and will remain exercisable for such periods as provided under the terms of Alexion's 2017 Incentive Plan and any individual award agreement under which such awards were granted. Mr. Clancy will be entitled to a lump sum amount equal to the present value of the monthly health premiums that otherwise would have been paid by Alexion on behalf of Mr. Clancy and his eligible dependents for a period of 18 months following the termination.

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to Alexion’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2017.

Mr. Clancy was not selected as Chief Financial Officer pursuant to any arrangement or understanding between him and any other person. There are no related party transactions between the Company and Mr. Clancy and no family relationships between Mr. Clancy and any of the directors or officers of the Company.

A copy of the press release announcing Mr. Clancy’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated June 13, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary